SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2001

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                       N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

Attached is the press release issued by the Vermont Joint Owners indicating that a final settlement has been reached between Hydro-Quebec and the Vermont Joint Owners, including Central Vermont Public Service Corporation, concerning the contract dispute arising from the ice storm in January 1998.

PRESS RELEASE

Vermont Utilities, Hydro-Quebec Reach Settlement on Ice Storm Case

      BURLINGTON, Vt., July 19 /PRNewswire/ -- Hydro-Quebec and 15 Vermont utilities announced today they have agreed to a final settlement of a contract dispute that arose after power and energy deliveries to Vermont from Quebec were interrupted during an ice storm in January 1998.

      Under the settlement, the Vermont Joint Owners (VJO) will continue to receive power and energy from Hydro-Quebec under a long term, stable-priced contract that for most utilities extends to 2016 and to 2020 for others. Hydro-Quebec will make a $9 million payment to the 15 utilities, which comprise the VJO.

      "This is a fair settlement that brings to an end once and for all contract issues that arose between the contracting parties after a massive 1998 ice storm knocked down power lines and interrupted electric service in Vermont and Quebec. We look forward to restoring a fruitful business relationship that is important for Vermont and Quebec,'' said Richard H. Saudek, representing Hydro-Quebec, and Stephen C. Terry, spokesperson for the Vermont Joint Owners.

      The settlement brings to a close the final issue of an arbitration proceeding that was decided on April 17 by a panel of three international jurists.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joseph M. Kraus Joseph M. Kraus, Senior Vice President, Corporate Secretary, and General Counsel

July 20, 2001